Exhibit 99.1
Bally’s Corporation enters into a binding agreement with The Star for AUD 300 Million Strategic Capital Investment via Convertible Notes and Subordinated Debt

April 7, 2025

Bally’s Corporation (NYSE: BALY) (“Bally’s” or the “Company”) today announced that it has entered into a binding term sheet with The Star Entertainment Group Limited (ASX: SGR) (“The Star”) comprising a multi-tranche issuance of subordinated convertible notes and subordinated debt (together the “Notes”) with an aggregate principal value of AUD $300 million (approximately USD $187 million1) (the “Transaction”).

The Star is an ASX-listed, leading Australian entertainment and gaming company, operating casino and resort properties in Sydney, Brisbane and the Gold Coast. The Star employs approximately 8,000 team members while also supporting downstream employment and other opportunities in the communities in which it operates.

Bally’s will invest in and partner with The Star and bring a proven track record of revitalising underperforming casino businesses. Bally’s will continue to work collaboratively with regulators and stakeholders to support a successful turnaround of The Star. Strategically, the Transaction is intended to preserve The Star’s long-term potential, with Bally’s committed to leveraging its operational expertise to deliver a more resilient and sustainable business for all stakeholders.

Soo Kim, Chairman of Bally’s, said “This transaction provides Bally’s the opportunity to infuse The Star with what it needs to regain its position as Australia’s preeminent gaming destination. And it allows The Star shareholders to share in what we confidently believe will be a brighter future together.”

George Papanier, President of Bally’s adds, “We are excited to bring our reputation and operating expertise to a wonderful set of properties that operate in fantastic markets. We are up for the challenge.”

Upon conversion of the Notes, Bally’s would own up to ~56.7% of the fully diluted share capital of The Star assuming it subscribes for 100% of the Notes, noting that The Star’s major shareholder, Investment Holdings Pty Ltd (which is controlled by the Mathieson family), may separately subscribe for a portion of the Notes, which would reduce Bally’s’ commitment by an equal amount.

The issue and conversion of certain tranches of Notes is subject to shareholder and regulatory approvals. The Star expects to hold a shareholder meeting in the coming months. In the interim a Bally’s representative will join The Star board as an observer. Upon conversion of the Notes, additional and/or replacement directors will be appointed to ensure majority Board representation, subject to regulatory approvals.

Transaction Details
Under the binding term sheet executed on 6 April 2025, Bally’s will invest AUD 300,000,000 (approximately USD $187 million1) through a combination of subordinated convertible notes and subordinated debt, in two tranches (refer below).

The Notes are convertible into shares such that Bally’s will own approximately 56.7% of The Star’s fully diluted share capital post-conversion,
•Tranche 1 Notes:
◦Tranche 1A: Convertible into shares representing 9.71% of The Star’s pre-issue capital

▪AUD $22.3m (approximately USD $13.9m1)
◦Tranche 1B: Convertible into shares representing 4.85% of The Star’s pre-issue capital
▪AUD $11.1m (approximately USD $6.9m1)
◦Tranche 1C Subordinated Debt: Subordinated non-convertible debt
▪Subordinated Debt of AUD $66.6m (approximately USD $41.5m1). This amount may be increased in certain circumstances, including if regulatory approvals related to the issuance and conversion of the Tranche 2 Notes are not obtained within specified periods.

•Tranche 2 Notes: Convertible into shares representing 50.3% of The Star’s pre-issue capital
◦AUD $266.6m (approximately USD $166.2m1) with the principal amount of the Trance 1C Subordinated Debt being applied to reduce the amount payable by Bally's on the issue of the Tranche 2 Notes.
•The conversion price is fixed at AUD 0.08 per share, with customary anti-dilution protections.
•The Notes mature on 2 July 2029, with automatic redemption of principal, accrued interest, and any outstanding payment-in-kind (“PIK”) liability if not converted.
•Interest rate of 9.0% per annum, payable quarterly.

Funding Details and Approvals
Bally’s has available funds to support the Transaction. The issuance and conversion of certain tranches of Notes is subject to receipt of shareholder approval, regulatory approvals, execution of long-form transaction documents and certain consents.

The binding term sheet is attached to this release.

Advisors
MA Moelis Australia and Ord Minnett Limited acted as Joint Financial Advisors to Bally’s with Kirkland & Ellis LLP and MinterEllison acting as joint legal counsel, and Senet as Australian regulatory counsel.

About The Star
The Star Entertainment Group Limited (ASX: SGR) is an ASX-listed, leading Australian entertainment and gaming company, operating casino and resort properties in Sydney, Brisbane, and the Gold Coast. The Star employs approximately 8,000 team members while also supporting downstream employment and other opportunities in the communities in which it operates. Millions of guests are welcomed into The Star’s properties every year where unique and memorable experiences are delivered. The Star is committed to optimising its properties, supporting its communities and capitalising on the opportunities presented by its world-class locations across Australia.

The Star is focused on delivering premium tourism, hospitality, and gaming experiences and is actively progressing a strategic transformation to restore its regulatory standing and financial stability.

About Bally’s
Bally’s Corporation (NYSE: BALY) is a global casino-entertainment company with a growing omni-channel presence. Bally’s owns and operates 19 casinos across 11 states, along with a golf course in New York and a horse racetrack in Colorado, and holds OSB licenses in 13 jurisdictions in North America. The acquisition of Aspers Casino in Newcastle, UK, expands its international reach. It also owns Bally Bet, a fírst-in-class sports betting platform, Bally Casino, a growing iCasino platform, Bally’s Interactive International division (formerly Gamesys Group), a leading global interactive gaming operator, and a significant economic stake in Intralot S.A. (ATSE: INLOT), a global lottery management and services business.

With 11,500 employees, its casino operations include approximately 17,700 slot machines, 630 table games, and 3,950 hotel rooms. Bally’s also has rights to developable land in Las Vegas at the site of the former Tropicana Las Vegas.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward- looking statements in this communication include, but are not limited to, statements regarding the Transaction and statements regarding the future prospects of the Company following the completion of the Transaction. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company in this press release, its reports filed with the SEC and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict or identify all such events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and proxy materials filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

For further information, please contact:

Lauren Westerfield
mediarelations@ballys.com
702.423.1244